Exhibit 10.1

Real Estate Transaction Contract

Seller (hereinafter referred to as Party A): 【 】 ID Number: 【 】

Contact Number:

Contact Address:

Buyer (hereinafter referred to as Party B): JXLuxventure (Hainan) Digital Technology Co., LTD

Contact Number:

Contact Address:

In accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality and voluntary will, reach the following agreement through friendly negotiation:

Article I Basic Information of the House

(I) Party A voluntarily sells to Party B one set of the house (hereinafter referred to as “the House”) located at 【Tianjin City】; The house ownership card number is: [          ]; Nature of Property: 【      】; Property Owner:【 】; Floor Area: 240.02 square meters (subject to the area marked on the property ownership certificate); The Purposes of the House Planning and Design: Non-residential; The Mortgage Status of the House: No Mortgage; The Status of House Lease: Not Leased.

(II) Party A shall make a promise to make a comprehensive and true disclosure of the information of the house. Party B shall make a confirmation that the original copy of the House Ownership Certificate has been checked, an on-site inspection on the actual situation of the house has been carried out. Party B shall also confirm that it has fully understood the relevant situation and is willing to purchase the house.

Article II Transaction Price and Digital Signature

(I) Transaction Price

Party A and Party B confirm that the transaction price of the house is RMB 14,905,240, which is RMB fourteen million, nine hundred and five thousand, two hundred and forty.

(II) Payment Method: Full payment in one lump sum.

(III) Payment Time: Both parties agree that all the transaction shall not be paid under the supervision of the Construction Committee. Party B shall make the payment to Party A on 2021 Year 12 Month 27 Date

(IV) Digital Signing Time

Party A and Party B shall sign the Tianjin Stock Housing Sales Agreement before 2021 Year 12 Month 27 Date.

Article III Relevant Fee Agreement

(I) Party A shall confirm that the issuance date of the house deed tax ticket has passed due for five years and that Party A owns two houses under his family’s name. Party B shall take all relevant taxes and fees for the transaction.

Article IV House Transfer and Delivery

(I) Both party A and Party B shall apply for the transfer procedures at the local real estate registration authority before 2021Year 12 Month 27 Date.

(II) House-related Expenses Agreement:

1. For the water, electricity, gas, heating, property management fees and other related expenses of the house sold by Party A (hereinafter referred to as “House Expenses”): Party A shall be responsible for the house expenses before the delivery of the house, and Party B shall be responsible for the house expenses and rename fees incurred after the delivery of the house. If there is any balance at the time of delivery, Party B shall pay the balance to Party A at the time of delivery.

2. Party A will deliver the public maintenance fund and interior finish equipment along with the housing delivery to Party B. Party A shall guarantee that the main house and the retained equipment keep the original condition from the date of this contract is signed to the acceptance of the transaction is completed. If Party A under this agreement does not retain the equipment or is not able to keep the house with original condition, Party A shall compensate Party B twice of the market price of the corresponding equipment.

(III) Provisions Related to House Delivery:

1. Party A shall deliver the premises to Party B within three business days after both parties complete the registration of the real estate right.

2. Party A shall be obliged to cooperate with Party B in changing the name of the supporting facilities such as water, electricity, heating, property management, and cable TV.

3. The risk responsibility of the real estate shall be transferred to Party B as of the date of transfer of possession of the premises.

Article V Liability for Breach of Contract

(I) Either party shall cooperate with each other as agreed herein to sign the agreement for Sale and Purchase of Tianjin Stock Houses in person, and go through the procedures of ownership transfer, loan, house delivery, collection and payment, mortgage repayment and other relevant procedures. If one of the party does not deal with relevant formalities according to the contract, for the overdue each one business day, the default party should pay the other party 1 ‰ of the housing price as delayed penalty due to breach of contract. If the default party fails to perform contract obligations after 15 business days, and still does not perform after being urged by the non-breaching party, then the non-breaching party shall have the right to treat the breaching party as having fundamentally breached the contract, and the non-breaching party shall have the right to terminate the contract and require the breaching party to pay 10% of the house transaction price as liquidated damages.

(II) Before the expiration of the term of performance hereof, if either party expressly states that it will not sell or purchase the house subject to the contract, it shall be regarded as a fundamental breach, and the non-breaching party shall have the right to terminate the contract (provided that it shall inform the breaching party in formal document) and require the breaching party to pay 10% of the transaction price of the house as liquidated damages.

(III) The breaching party shall be responsible for the relevant expenses (including but not limited to legal costs, preservation costs, letter of undertaking, attorney’s fees, notice fees, urging fees, interest, or penalty interest, etc.) that incurred by the non-breaching party in realizing the creditor’s right or property right and that caused by the breaching party.

Article VI Disclaimer of Contract

If the contract cannot be performed or the purpose of the contract cannot be realized due to force majeure, both parties may terminate the contract through negotiation and both parties shall be exempted from liability.

Article VII Other Provisions

(I) If both parties need to change relevant terms, they shall sign a supplementary agreement, which shall have the same legal effect as a part of this contract.

(II) Any dispute arising from the performance of this contract shall be settled by both parties through negotiation. If the negotiation fails, they should file a lawsuit to the People’s Court in the place where the house is located for settlement.

(III) This contract shall come into force upon being signed and sealed by both parties. It is made in two originals, with each party holding one copy and each copy having the same legal effect. Other matters not covered herein shall be handled in accordance with the relevant provisions of the Civil Code.

(No text below)

Signature of Party A:	Agent (seal) :	Date of Signature:

Signature of Party B:	Agent (seal) :	Date of Signature:

3